INVESTOR RELATIONS UPDATE
July 26, 2007
General Comments
•	Profit Sharing / CASM — Profit sharing equals 10% of pre-tax earnings excluding transition expenses and special items up to a 10% pre-tax margin and 15% above the 10% margin. Profit sharing is included in the CASM guidance given below.

•	Cargo / Other Revenue — Cargo / Other Revenue includes: cargo revenue, ticket change fees, excess/overweight baggage fees, contract services, simulator rental, airport clubs, Materials Service Corporation (MSC), and inflight service revenues.

•	Fuel — US Airways uses costless collars on Heating Oil Futures as a fuel-hedging vehicle. For Q307, the Company has 54% of its mainline fuel hedged, and expects to pay between $2.25 and $2.30 per gallon of jet fuel (including taxes and hedges). The weighted average collar range of the hedges in place is between $1.81 and $2.01 per gallon of heating oil, or between $62.76 and $71.16 per barrel of crude oil. Forecasted volume, fuel prices, hedge percentages, and equivalent price per barrel of crude oil are provided in the table below.

•	Taxes / NOLs — At December 31, 2006, the Company had $980 million of net operating loss carryforwards (“NOL”) to reduce future federal taxable income. The Company’s net deferred tax asset has been subject to a full valuation allowance. As of December 31, 2006, that valuation allowance was approximately $260 million.

As a result of the merger, a significant portion of US Airways Group’s common stock has been beneficially owned by a small number of equity investors. Due to sales by these investors and purchases by other investors since the merger, the Company believes an “ownership change” occurred in the first half of 2007 for US Airways Group as that term is defined in Section 382 of the Internal Revenue Code. Accordingly, the Company is in the process of determining the annual limitation such Section 382 ownership change will have on US Airways Group’s available NOL as of the date of the change. At this time, the Company expects the available NOL will be sufficient to largely offset any regular federal income tax liability for the remainder of 2007. The Company’s ability to utilize any new NOL arising after the ownership change is not affected.

In the second quarter and first six months of 2007, the Company used federal NOL to reduce its income tax obligation. Utilization of this NOL results in a corresponding decrease in the valuation allowance. In accordance with SFAS No. 109, as this valuation allowance was established through the recognition of tax expense, the decrease in the valuation allowance offsets the Company’s tax provision dollar for dollar.

The Company expects to be subject to Alternative Minimum Tax Liability (“AMT”) for the full year 2007. In most cases the recognition of AMT does not result in tax expense. However, since the Company’s net deferred tax asset is subject to a full valuation allowance, any liability for AMT is recorded as tax expense. The Company also expects to pay state income tax expense related to certain states where NOL was either limited or not available to be used.

The Company recognized $8 million of tax provision in the second quarter of 2007, which included $2 million of AMT expense and $6 million of state tax expense. The tax provision for the first six months of 2007 was $11 million, which included $3 million of AMT expense and $8 million of state tax expense.

US Airways utilized state NOL that was generated by US Airways prior to the merger. In accordance with SFAS No. 109, as this was acquired NOL, the decrease in the valuation allowance will reduce goodwill instead of the provision for income taxes. Accordingly, included in the Company’s state tax provision described above, the Company recognized $5 million of non-cash tax expense in the second quarter of 2007 and $6 million for the first six months of 2007.

Current estimates of the Company’s remaining 2007 obligation for AMT liability and to pay certain state income tax are less than $3 million per quarter.

•	Share Count — At the end of Q207, the Company had 91.5 million basic and 95.6 million diluted weighted average shares outstanding. Both basic and diluted shares guidance is provided in the table below.

•	Cash — At the end of Q207, the Company had approximately $3.5 billion in total cash, of which $3.0 billion was unrestricted.
Please refer to the footnotes and the forward looking statements page of this document for additional information

MAINLINE UPDATE
July 26, 2007
Mainline General Comments
•	Mainline data includes both US Airways and America West Airlines operated flights. All operating expenses are for mainline operated flights only. Please refer to the following page for information pertaining to Express.

Mainline General Guidance	1Q07A	2Q07A	3Q07E	4Q07E	FY07E

Available Seat Miles (ASMs) (bil)	18.6	19.5	~ 19.5	~ 18.9	~ 76.5
CASM ex fuel, special items, & transition expense (YOY % change) [1]	7.88	8.00	+3% to +5%	+1% to +3%	+2% to +4%
Cargo / Other Revenues ($ mil)	217	224	~ 220	~ 225	~ 885

Fuel Price (incl hedges and taxes) ($/gal)	2.01	2.15	2.25 — 2.30	2.30 — 2.35	2.17 — 2.22
Fuel Gallons Consumed (mil)	292	307	~ 310	~ 295	~ 1,200

Percent Hedged			54%	40%	53%
Weighted Avg. Heating Oil Collar Range ($/gal)			1.81 — 2.01	1.81 — 2.01	1.81 — 2.01
Weighted Avg. Jet Fuel Equivalent (incl, transport, and refining margin) ($/gal)			1.95 — 2.15	1.94 — 2.14	1.95 — 2.15
Weighted Avg. Estimated Crude Oil Equivalent ($/bbl)			62.76 — 71.16	60.16 — 68.56	61.69 — 70.09
Estimated Jet Price Assumption (unhedged, incl transport) ($/gal)			~2.24	~2.31	~2.11
Impact of Fuel Hedges (Gains)/Losses ($/gal)			~ (0.07)	~ (0.07)	~(0.00)

Interest Expense ($ mil)	71	69	~ 70	~ 70	~ 280
Interest Income ($ mil)	40	48	~ 45	~ 45	~ 180
Merger Update ($ mil)
Transition Expense	39	27	~ 10	~ 10	~ 90

Capital Update ($ mil)	FY07E
Total CAPX (Merger Related 72, Other 148)	220
Notes:

1. CASM ex fuel, special items & transition expenses is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document

Shares Outstanding ($ and shares mil)	Basic	Diluted	Interest Addback
For Q3 through Q4
Earnings above $41	91.7	95.8	$1.3
Earnings up to $41	91.7	92.7	—
Net Loss	91.7	91.7	—

Full Year 2007
Earnings above $164	91.5	95.8	$5.3
Earnings up to $164	91.5	92.8	—
Net Loss	91.5	91.5	—
Shares outstanding are based upon several estimates and assumptions, including average per share stock price, stock options, stock appreciation rights, restricted stock unit award activity, and conversion of outstanding senior convertible notes. The number of shares in the actual calculation of earnings per share will likely be different from those set forth above.
Please refer to the footnotes and the forward looking statements page of this document for additional information

EXPRESS UPDATE
July 26, 2007
Express General Comments
•	US Airways Express is a network of nine regional airlines (2 wholly owned) operating under a code share and service agreement with US Airways and America West Airlines. All operating expenses (including purchase agreements) associated with US Airways Express are included within the Express Non-Fuel Operating Expense line item.
Express General Guidance

	1Q07A	2Q07A	3Q07E	4Q07E	FY07E
Available Seat Miles (ASMs) (bil)	3.5	3.6	~ 3.7	~ 3.7	~ 14.5
CASM ex fuel ( YOY % change) [1]	13.54	13.08	+4% to +6%	+1% to +3%	+4% to +6%

Fuel Price (incl taxes) ($/gal)	1.82	2.17	2.30 — 2.35	2.35 — 2.40	2.16 — 2.21
Fuel Gallons Consumed (mil)	84	86	~ 88	~ 88	~ 350
Express Carriers

Air Midwest Airlines, Inc. [4]	Piedmont Airlines, Inc. [2]
Air Wisconsin Airlines Corporation	PSA Airlines, Inc [2]
Chautauqua Airlines, Inc.	Republic Airways
Colgan Air, Inc. [4]	Trans States Airlines, Inc. [4]
Mesa Airlines [3]
Notes:
     1. CASM ex fuel expense is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.
     2. Wholly owned subsidiary of US Airways Group, Inc.
     3. Subsidiary of Mesa Air Group, Inc
     4. Pro-rate agreement
Please refer to the footnotes and the forward looking statements page of this document for additional information

FLEET UPDATE
July 26, 2007
Fleet General Comments
•	As previously announced, the airline has a firm order for 25 Embraer 190 aircraft. The Company has taken delivery of 2 aircraft in 2006 and 3 aircraft in 2007, and is scheduled to take delivery of an additional 6 aircraft in 2007 and 14 in 2008. In addition to its order for firm aircraft, the Company has options to purchase additional Embraer aircraft.

•	On July 24, 2006 the Company announced that it and Republic Airline Inc. have amended the existing partnership and will be adding 30 Embraer 175 aircraft to replace 20 existing 50 seat Embraer 145 aircraft currently operated by Republic Airways Holdings’ subsidiary, Chautauqua Airlines. The remaining 10 aircraft can replace other retiring aircraft, or be used for limited growth in 2008. The 50 seat aircraft will begin to be returned to Republic at the beginning of 2007. Deliveries of the E175 aircraft are scheduled to begin in 2007 at a rate of 1-2 airplanes per month through the summer of 2008.

•	On August 30, 2006 the Company announced that it had restructured and added seven new Airbus A321s to an existing order for 30 A320 family aircraft. The amendment also converted one A320 aircraft and seven A319 aircraft to an order of eight A321 aircraft. Deliveries of the 15 new A321 aircraft will begin in 2008 and run through 2010. The new A321s will be configured to accommodate 187 passengers in two classes of service and will be used for replacement purposes or modest expansion should market conditions warrant.

•	On June 18, 2007 the Company announced that it has agreed to terms with Airbus for the acquisition of 92 aircraft, including 60 single-aisle A320 family aircraft and 32 wide-body aircraft, including 22 next generation A350 XWBs and 10 A330s. The order is contingent upon execution of definitive purchase agreements, expected in the coming weeks. The 60 A320 family aircraft would replace 60 older aircraft in the airline’s fleet. Deliveries for the 60 A320 family aircraft will begin in 2010. The Company also reaffirmed it’s commitment to the A350 program by increasing its previously announced order of 20 A350s by two to 22 A350 XWBs in both the -800 and larger -900 series configuration. Deliveries for the A350 XWBs are expected to begin in 2014 and can be used for modest international expansion, or replacement of existing older technology aircraft. The 10 A330s will facilitate the retirement of US Airways’ existing B767 fleet. Deliveries of the A330s are expected to commence in 2009.
Mainline Fleet Update (End of Period)

	1Q07A	2Q07A	3Q07E	4Q07E	FY07E
Mainline
EMB-190	3	5	8	11	11
737-300	55	55	50	47	47
737-400	40	40	40	40	40
A319	93	93	93	93	93
A320	75	75	75	75	75
A321	28	28	28	28	28
A330	9	9	9	9	9
B757	43	43	43	43	43
B767	10	10	10	10	10

Total	356	358	356	356	356
Express Fleet Update (End of Period)

	1Q07A	2Q07A	3Q07E	4Q07E	FY07E
Express
DH8 (100/200/300)	61	61	61	61	61
CRJ-200	122	120	118	118	118
CRJ-700	14	14	14	14	14
CRJ-900	38	38	38	38	38
EMB-170	28	28	26	23	23
ERJ-145	22	11	9	9	9
EMB-175	3	9	17	24	24

Total	288	281	283	287	287
Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP RECONCILIATION
July 26, 2007
Reconciliation of GAAP to Non-GAAP Financial Information
US Airways Group, Inc. (the “Company”) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline CASM excluding fuel, special items & transition expense and Express CASM excluding fuel is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control.
This update contains forward-looking statements that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the Company’s Form 10-Q for the quarter ended June 30, 2007, and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this update.

	GAAP to Non-GAAP Reconciliation ($mil except ASM and CASM data)
			Q307 Range		Q407 Range		FY07 Range
	Q107 Actual	Q207 Actual	Low	High	Low	High	Low	High

Mainline
Mainline Operating Expenses	$1,996	$2,214	$2,166	$2,209	$2,147	$2,191	$8,480	$8,626
Less Mainline Fuel (net of (gains)/losses from fuel hedges)	496	635	698	713	679	693	2,507	$2,537
Less Special Charges	—	(9)	—	—	—	—	(9)	(9)
Less Transition Expenses	39	27	10	10	10	10	90	90

Mainline Operating Expense excluding fuel, special items, and transition expense	1,461	1,561	1,458	1,486	1,459	1,488	5,892	6,008

Mainline CASM (GAAP) (cts)	10.76	11.34	11.11	11.33	11.36	11.59	11.09	11.28
Mainline CASM excluding fuel, special items, and transition expenses (Non-GAAP) (cts)	7.88	8.00	7.48	7.62	7.72	7.87	7.70	7.86

Mainline ASMs (bil)	18.6	19.5	19.5	19.5	18.9	18.9	76.5	76.5

Express
Express Operating Expenses	$620	$652	$653	$666	$663	$676	$2,565	$2,609
Less Express Fuel Expense	153	187	202	207	207	211	749	758

Express Operating Expenses excluding Fuel	467	465	451	460	456	465	1,816	1,851

Express CASM (GAAP) (cts)	17.98	18.34	17.66	18.01	17.91	18.27	17.69	17.99
Express CASM Excluding Fuel (Non-GAAP) (cts)	13.54	13.08	12.19	12.42	12.32	12.57	12.52	12.76

Express ASMs (bil)	3.5	3.6	3.7	3.7	3.7	3.7	14.5	14.5
Please refer to the footnotes and the forward looking statements page of this document for additional information

FORWARD-LOOKING STATEMENTS
July 26, 2007
FORWARD-LOOKING STATEMENTS
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “indicate,” “anticipate,” “believe,” “forecast,” “estimate,” “plan,” “guidance,” “outlook,” “could,” “should,” “continue” and similar terms used in connection with statements regarding the outlook of US Airways Group, Inc. (the “Company”). Such statements include, but are not limited to, statements about expected fuel costs, the revenue and pricing environment, the Company’s expected financial performance and operations, future financing plans and needs, overall economic conditions and the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results and the combined companies’ plans, objectives, expectations and intentions. Other forward-looking statements that do not relate solely to historical facts include, without limitation, statements that discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from the Company’s expectations. Such risks and uncertainties include, but are not limited to, the following: the impact of high fuel costs, significant disruptions in the supply of aircraft fuel and further significant increases to fuel prices; our high level of fixed obligations and our ability to obtain and maintain financing for operations and other purposes; our ability to achieve the synergies anticipated as a result of the merger and to achieve those synergies in a timely manner; our ability to integrate the management, operations and labor groups of US Airways Group and America West Holdings; labor costs and relations with unionized employees generally and the impact and outcome of labor negotiations; the impact of global instability, including the current instability in the Middle East, the continuing impact of the military presence in Iraq and Afghanistan and the terrorist attacks of September 11, 2001 and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events that affect travel behavior; reliance on automated systems and the impact of any failure or disruption of these systems; the impact of future significant operating losses; changes in prevailing interest rates; our ability to obtain and maintain commercially reasonable terms with vendors and service providers and our reliance on those vendors and service providers; security-related and insurance costs; changes in government legislation and regulation; our ability to use pre-merger NOLs and certain other tax attributes; competitive practices in the industry, including significant fare restructuring activities, capacity reductions and in court or out of court restructuring by major airlines; continued existence of prepetition liabilities; interruptions or disruptions in service at one or more of our hub airports; weather conditions; our ability to obtain and maintain any necessary financing for operations and other purposes; our ability to maintain adequate liquidity; our ability to maintain contracts that are critical to our operations; our ability to operate pursuant to the terms of our financing facilities (particularly the financial covenants); our ability to attract and retain customers; the cyclical nature of the airline industry; our ability to attract and retain qualified personnel; economic conditions; and other risks and uncertainties listed from t ime to time in our reports to the Securities and Exchange Commission. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. All forward-looking statements are based on information currently available to the Company. The Company assumes no obligation to publicly update or revise any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2007, which is available at www.usairways.com.